Exhibit 99.1

Contact:	Dan Cravens 480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS REPORTS NOVEMBER TRAFFIC RESULTS
TEMPE, Ariz. Dec. 3, 2009 — US Airways Group, Inc. (NYSE: LCC) today announced November and year-to-date 2009 traffic results. Mainline revenue passenger miles (RPMs) for the month were 4.2 billion, down 1.8 percent versus November 2008. Capacity was 5.4 billion available seat miles (ASMs), down 1.3 percent versus November 2008. Passenger load factor for the month of November was 77.3 percent, down 0.4 points versus November 2008.
US Airways President Scott Kirby said, “Our November consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) decreased approximately two percent versus the same period last year while total revenue per available seat mile was flat on a year-over-year basis. The revenue environment continues to show core sequential improvement with strength in close-in bookings. Additionally, both booked yields and corporate revenue are now up on a year-over-year basis.”
For the month of November, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation (DOT) was 87.9 percent with a completion factor of 99.5 percent.
The following summarizes US Airways Group’s traffic results for the month and year-to-date ended November 30, 2009 and 2008, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
NOVEMBER

	2009	2008	% Change

Mainline Revenue Passenger Miles (000)
Domestic	3,362,926	3,527,771	(4.7)
Atlantic	520,278	446,922	16.4
Latin	298,366	283,461	5.3

Total Mainline Revenue Passenger Miles	4,181,570	4,258,154	(1.8)

Mainline Available Seat Miles (000)
Domestic	4,284,458	4,440,688	(3.5)
Atlantic	711,234	652,273	9.0
Latin	412,057	388,099	6.2

Total Mainline Available Seat Miles	5,407,749	5,481,060	(1.3)

Mainline Load Factor (%)
Domestic	78.5	79.4	(0.9)	pts
Atlantic	73.2	68.5	4.7	pts
Latin	72.4	73.0	(0.6)	pts

Total Mainline Load Factor	77.3	77.7	(0.4)	pts

Mainline Enplanements
Domestic	3,538,427	3,722,459	(4.9)
Atlantic	126,400	115,390	9.5
Latin	238,092	234,918	1.4

Total Mainline Enplanements	3,902,919	4,072,767	(4.2)
YEAR TO DATE

	2009	2008	% Change

Mainline Revenue Passenger Miles (000)
Domestic	40,790,631	44,131,022	(7.6)
Atlantic	8,763,192	8,000,979	9.5
Latin	3,849,037	3,781,817	1.8

Total Mainline Revenue Passenger Miles	53,402,860	55,913,818	(4.5)

Mainline Available Seat Miles (000)
Domestic	48,869,862	53,466,299	(8.6)
Atlantic	11,241,890	10,269,610	9.5
Latin	4,954,983	4,614,460	7.4

Total Mainline Available Seat Miles	65,066,735	68,350,369	(4.8)

Mainline Load Factor (%)
Domestic	83.5	82.5	1.0	pts
Atlantic	78.0	77.9	0.1	pts
Latin	77.7	82.0	(4.3)	pts

Total Mainline Load Factor	82.1	81.8	0.3	pts

Mainline Enplanements
Domestic	41,668,069	45,338,831	(8.1)
Atlantic	2,223,940	2,053,905	8.3
Latin	3,112,400	3,095,133	0.6

Total Mainline Enplanements	47,004,409	50,487,869	(6.9)

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
NOVEMBER

	2009	2008	% Change

Express Revenue Passenger Miles (000)
Domestic	165,930	159,626	3.9

Express Available Seat Miles (000)
Domestic	243,435	253,148	(3.8)

Express Load Factor (%)
Domestic	68.2	63.1	5.1	pts

Express Enplanements
Domestic	630,901	591,834	6.6
YEAR TO DATE

	2009	2008	% Change

Express Revenue Passenger Miles (000)
Domestic	1,966,864	2,005,817	(1.9)

Express Available Seat Miles (000)
Domestic	2,885,461	2,988,012	(3.4)

Express Load Factor (%)
Domestic	68.2	67.1	1.1	pts

Express Enplanements
Domestic	7,304,993	7,237,242	0.9

Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
NOVEMBER

	2009	2008	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	3,528,856	3,687,397	(4.3)
Atlantic	520,278	446,922	16.4
Latin	298,366	283,461	5.3

Total Consolidated Revenue Passenger Miles	4,347,500	4,417,780	(1.6)

Consolidated Available Seat Miles (000)
Domestic	4,527,893	4,693,836	(3.5)
Atlantic	711,234	652,273	9.0
Latin	412,057	388,099	6.2

Total Consolidated Available Seat Miles	5,651,184	5,734,208	(1.4)

Consolidated Load Factor (%)
Domestic	77.9	78.6	(0.7)	pts
Atlantic	73.2	68.5	4.7	pts
Latin	72.4	73.0	(0.6)	pts

Total Consolidated Load Factor	76.9	77.0	(0.1)	pts

Consolidated Enplanements
Domestic	4,169,328	4,314,293	(3.4)
Atlantic	126,400	115,390	9.5
Latin	238,092	234,918	1.4

Total Consolidated Enplanements	4,533,820	4,664,601	(2.8)
YEAR TO DATE

	2009	2008	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	42,757,495	46,136,839	(7.3)
Atlantic	8,763,192	8,000,979	9.5
Latin	3,849,037	3,781,817	1.8

Total Consolidated Revenue Passenger Miles	55,369,724	57,919,635	(4.4)

Consolidated Available Seat Miles (000)
Domestic	51,755,323	56,454,311	(8.3)
Atlantic	11,241,890	10,269,610	9.5
Latin	4,954,983	4,614,460	7.4

Total Consolidated Available Seat Miles	67,952,196	71,338,381	(4.7)

Consolidated Load Factor (%)
Domestic	82.6	81.7	0.9	pts
Atlantic	78.0	77.9	0.1	pts
Latin	77.7	82.0	(4.3)	pts

Total Consolidated Load Factor	81.5	81.2	0.3	pts

Consolidated Enplanements
Domestic	48,973,062	52,576,073	(6.9)
Atlantic	2,223,940	2,053,905	8.3
Latin	3,112,400	3,095,133	0.6

Total Consolidated Enplanements	54,309,402	57,725,111	(5.9)

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of November:
•	Completed a series of transactions with key business partners designed to improve near-term and future liquidity. The Company’s actions include the deferral of 54 Airbus aircraft previously scheduled for delivery between 2010 and 2012 that are now to be delivered in 2013 and beyond. The Company has also arranged credit facilities in the amount of $95 million and $180 million of aircraft financing commitments for the 2010 deliveries. In addition, the Company has agreed with Barclays to permanently lower the monthly unrestricted cash condition precedent for the advance purchase of frequent flyer miles and defer for 14 months the amortization of $200 million advanced in connection with the previous purchase of miles. These transactions improve projected year-end 2009 liquidity by approximately $150 million and generate, in aggregate, approximately $450 million of projected liquidity improvements by the end of 2010.
•	Announced that the airline will resume flights between Melbourne, Fla and its Charlotte hub beginning Feb. 11, 2010. The three daily flights will be operated by wholly owned US Airways Express carrier PSA Airlines using 70-seat Bombardier CRJ700 regional jets.
•	Expanded choice for Dividend Miles redemption with the introduction of the new GoAwards program beginning January 6, 2010. With these changes, customers will have access to last-seat availability, and will be able to combine Coach, First and Envoy cabins and dates at various mileage levels. Specific details of the new award structure and mileage requirements for award travel worldwide are now available at www.usairways.com/goawards.
US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,000 flights per day and serves more than 190 communities in the U.S., Canada, Europe, the Middle East, the Caribbean and Latin America. The airline employs more than 32,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 19,000 daily flights to 1,071 airports in 171 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city at Ronald Reagan Washington National Airport. And for the eleventh consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration for its Charlotte hub line maintenance facility. For more company information, visit usairways.com. (LCCT)

Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; the impact of economic conditions and their impact on passenger demand and related revenues; a reduction in the availability of financing, changes in prevailing interest rates and increased costs of financing; the Company’s high level of fixed obligations and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes and operate pursuant to the terms of its financing facilities (particularly the financial covenants); the impact of fuel price volatility, significant disruptions in fuel supply and further significant increases to fuel prices; the ability of the Company to maintain adequate liquidity; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations, including the ability of the Company to complete the integration of the labor groups of the Company and America West Holdings; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of the integration of the Company’s business units; the impact of changes in the Company’s business model; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the impact of industry consolidation; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s route network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of insurance costs and disruptions to insurance markets; the impact of foreign currency exchange rate fluctuations; the ability to use NOLs and certain other tax attributes; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2009 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
-LCC-